UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        SGC Holdings, Inc.
                 -----------------------------------
          (Name of small business issuer in its charter)

        Nevada                  5812               86-1047317
    ---------------         -----------           -------------
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

		      15911 East Sunburst Drive
		       Fountain Hills, AZ 85268
			    (480) 837-6029
                  ----------------------------------
	      (Address and telephone number of principal
			  executive offices)

		      15911 East Sunburst Drive
		       Fountain Hills, AZ 85268
			    (480) 837-6029
		  ----------------------------------
	      (Address of principal place of business or
		intended principal place of business)

			  Christos E. Loukas
		      15911 East Sunburst Drive
		       Fountain Hills, AZ 85268
			    (480) 837-6029
		--------------------------------------
	     (Name, address and telephone number of agent
			     for service)

			      Copies to:

		    NevWest Securities Corporation
	       2654 West Horizon Ridge Pkwy, Suite B-3
			 Henderson, NV 89052
			    (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

                       CALCULATION OF REGISTRATION FEE
___________________________________________________________________
 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to    maximum      maximum     registratio
 securities to      be       offering     aggregate       n fee
 be registered  registered   price per     offering
                               unit        price(*)
 Common Stock   $36,000.00     $0.05      $36,000.00      $3.32
 ------------------------------------------------------------------
(*)    Estimated solely for the purpose of calculating the registration fee under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration  Statement shall thereafter become effective in accordance  with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PAGE -1-



                                                       Prospectus
                       SGC Holdings, Inc.
                 720,000 Shares of Common Stock

SGC Holdings, Inc. ("SGCH" or the "Company") is offering an aggregate of 720,000 shares of SGCH's common stock ("Shares") to be sold, from time to time, by one or more of the selling stockholders of SGCH (collectively, "Selling Stockholders").

The per share offering price of the Shares will be based on the bid price for SGCH's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters. The Registrant anticipates that firms that sell any of the Shares for accounts of the Selling Stockholders will charge normal brokerage commissions. However, the Registrant cannot provide specific information pertaining to the identity of such firms and/or the amount of such commissions. SGCH and the Selling Stockholders have no brokerage agreements or other agreements for the sale of the Shares. The costs of selling the Shares, by a conservative estimate, should not exceed ten percent of the gross value of the stock. The proceeds from the sale of the Shares will go directly to the Selling Stockholders and will not be available to SGCH.

Prior to this offering, there has been no public market for SGCH's common stock.

    Investment in the shares involves a high degree of risk.
             See "risk factors" starting on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this Prospectus is September 20, 2002



PAGE -2-




                        TABLE OF CONTENTS

                                                            PAGE
PART I: INFORMATION REQUIRED IN PROSPECTUS                    4

 Item 3. Summary Information and Risk Factors.                4
 Item 4. Use of Proceeds.                                     6
 Item 5. Determination of Offering Price.                     6
 Item 6. Dilution.                                            6
 Item 7. Selling Security Holders.                            6
 Item 8. Plan of Distribution.                                7
 Item 9. Legal Proceedings.                                   8
 Item 10.Directors, Executive Officers, Promoters and
         Control Persons.                                     9
 Item 11.Security Ownership of Certain Beneficial Owners
         and Management.                                      9
 Item 12. Description of Securities.                          9
 Item 13. Interest of Named Experts and Counsel.             10
 Item 14. Disclosure of Commission Position of
          Indemnification for Securities Act Liabilities.    10

 Item 15. Organization Within Last Five Years.               10
 Item 16. Description of Business.                           11
 Item 17. Management's Discussion and Plan of Operation.     15
 Item 18. Description of Property.                           16
 Item 19. Certain Relationships and Related Transactions.    16
 Item 20. Market for Common Equity and Related Stockholder
          Matters.                                           16
 Item 21. Executive Compensation.                            17
 Item 22. Financial Statements.                              19
 Item 23. Changes In and Disagreements With Accountants on
          Accounting and Financial Disclosure.               30
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS              32

 Item 24. Indemnification of Directors and Officers.         32
 Item 25. Other Expenses of Issuance and Distribution.       32
 Item 26. Recent Sales of Unregistered Securities.           33
 Item 27. Exhibits.                                          33
 Item 28. Undertakings.                                      33

SIGNATURES                                                   35



PAGE -3-




                 PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

Headquartered in Fountain Hills, Arizona, SGC Holdings, Inc. ("SGCH" or the "Company") was organized by the filing of articles of incorporation with the Secretary of State of the State of Nevada on December 5, 2001. SGCH is a development stage company, which plans to develop a network of casual dining restaurants under the name "St. George Clipper." St. George Clipper restaurants will have a diverse menu including Italian, Greek, Mexican, and American dishes. SGCH plans to capitalize on the expertise and experience of Christos E. Loukas, SGCH's founder. From 1969 to 1994, Mr. Loukas owned and operated a diner located in Staten Island, NY, under the name "St. George Clipper." SGCH's restaurants will draw their concept primarily from that original St. George Clipper diner.

SGCH's  administrative office is located at 15911  East  Sunburst
Drive, Fountain Hills, Arizona 85268, telephone (480) 837-6029.

SGCH's fiscal year end is December 31.

The Offering

The Offering consists entirely of shares offered by the Selling Stockholders. SGCH is offering no shares. The Selling Stockholders are offering 720,000 shares of common stock at market prices as soon as practicable after this Registration Statement becomes effective.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders.  None of the proceeds will be available to SGCH.

The Selling Stockholders will sell the Shares at prevailing market prices. The price per share is likely to be based on the bid price for SGCH's common stock on the dates of specific sales, unless the Shares are sold in private transactions. Consequently, at this time, SGCH cannot make a determination of the price.

SGCH's  Transfer Agent is Executive Registrar & Transfer  Agency,
3118  W.  Thomas Road, Suite 707, Phoenix, AZ 85017, phone  (602)
415-1273.

SGCH has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees, and related charges in connection with the offer and sale of the Shares. The Selling Stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Auditors  Expressed  Substantial Doubt About  SGCH's  Ability  to
Continue as a Going Concern



PAGE -4-





SGCH has yet to commence planned operations. As of the date of this Prospectus, SGCH has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of SGCH have expressed substantial doubt about SGCH's ability to continue as a going concern.

SGCH  May  not Be Able to Continue in Business Without Additional
Funding, Which May Be Unavailable

SGCH has limited capital resources. Unless SGCH begins to generate sufficient revenues to finance operations as a going concern, SGCH may experience liquidity and solvency problems. While SGCH does not foresee such difficulties in the next twelve months, liquidity and solvency problems may force SGCH to go out of business if additional financing is not available.

Control  by Current Management May Impede the Ability of Minority
Shareholders to Exercise Control over SGCH

The current president and CEO beneficially owns approximately 74% of the outstanding common stock. As a result, this stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of SGCH.

The Stock of SGCH Is a Speculative Investment That May Result  in
Losses to Investors

As of the date of this Prospectus, there is no public market for SGCH's Common Stock. This Prospectus is a step toward creating a public market for SGCH's stock, which may enhance the liquidity of SGCH's shares. However, there can be no assurance that a meaningful trading market will develop. SGCH makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of SGCH's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates by analysts, announcements of technological innovations or new solutions by SGCH or its competitors, general conditions in service industries, and other events or factors, many of which are beyond SGCH's control. In addition, the stock market may experience extreme price and volume fluctuations which, without a direct relationship to the operating performance, may affect the market price of SGCH's stock.

SGCH Stock Is Likely to Be Subject to Penny Stock Regulation

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.



PAGE -5-



Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of SGCH and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the risk factors described above, in addition to those discussed elsewhere in this document, could affect SGCH's future results and could cause those results to differ materially from those expressed in such forward-looking statements.

Item 4. Use of Proceeds.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders.  None of the proceeds will be available to SGCH.

Item 5. Determination of Offering Price.

The Selling Stockholders may sell all or part of their shares in the over-the-counter market at prices related to the prevailing market prices of SGCH's common stock at the time. The price per share is likely to be based on the bid price for SGCH's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, SGCH currently cannot make a determination of the price.

Item 6. Dilution.

Not applicable.

Item 7. Selling Security Holders.

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:
_________________________________________________________________
Name of Beneficial Owner     # of             # of      % of
     of Common Stock        Shares           Shares    Shares
                           Benefici          Benefic   Benefici
                             ally             ially      ally
                            Owned             Owned     Owned
                            before     # of   after     after
                             the      Shares   the       the
                           Offering  Offered Offering  Offering
_________________________________________________________________
Chris C. Allen              20,000   20,000     0       0.00%
Thomas E. Beck              20,000   20,000     0       0.00%
Bernard Clinton             20,000   20,000     0       0.00%
Suzanne M. Dupke            20,000   20,000     0       0.00%
Alfred Garcia               20,000   20,000     0       0.00%
Donna T. Gilbrech           20,000   20,000     0       0.00%
Joe R. Glenn                20,000   20,000     0       0.00%
Carl F. Grover & Pamela     20,000   20,000     0       0.00%
M. Grover



PAGE -6-



_________________________________________________________________
Name of Beneficial Owner     # of             # of      % of
     of Common Stock        Shares           Shares    Shares
                           Benefici          Benefic   Benefici
                             ally             ially      ally
                            Owned             Owned     Owned
                            before     # of   after     after
                             the      Shares   the       the
                           Offering  Offered Offering  Offering
_________________________________________________________________
Jack Hester                 20,000   20,000     0       0.00%
Jake Jacobson               20,000   20,000     0       0.00%
Nicole Jones                20,000   20,000     0       0.00%
Kelly Jones                 20,000   20,000     0       0.00%
William J Karbula           20,000   20,000     0       0.00%
Geraldine J. Laurent        20,000   20,000     0       0.00%
Kenneth Laurent             20,000   20,000     0       0.00%
Todd S Laurent              20,000   20,000     0       0.00%
Melissa M. Loukas           20,000   20,000     0       0.00%
Georgia Loukas              20,000   20,000     0       0.00%
Evan E. Loukas              20,000   20,000     0       0.00%
David Palmieri              20,000   20,000     0       0.00%
Mary Piccolo                20,000   20,000     0       0.00%
James P. Piccolo            20,000   20,000     0       0.00%
Lynn-Cole Capital           20,000   20,000     0       0.00%
Corporation c/o Victoria
P. Quiel
Legend Advisory             20,000   20,000     0       0.00%
Corporation c/o Mike
Quiel
Michelle Quinlan            20,000   20,000     0       0.00%
Michael Quinlan             20,000   20,000     0       0.00%
Jeff Quittenbaum            20,000   20,000     0       0.00%
Michael H. Sanchez          20,000   20,000     0       0.00%
Joel R. Saxen               20,000   20,000     0       0.00%
Harold W. Sciotto           20,000   20,000     0       0.00%
SLS Financial Services,     20,000   20,000     0       0.00%
Inc. c/o Stephen L. Smith
Edward L Stowe              20,000   20,000     0       0.00%
Carl Suter                  20,000   20,000     0       0.00%
Nicholas R. Toppel          20,000   20,000     0       0.00%
Dale G. Trier               20,000   20,000     0       0.00%
Christopher L. Walsh        20,000   20,000     0       0.00%
______________________________________________________________

None of the Selling Stockholders has been affiliated with SGCH in any  capacity  in  the  past three years.  None  of  the  Selling
Stockholders   is  a  broker/dealer  nor  an   affiliate   of   a
broker/dealer.

Item 8. Plan of Distribution.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

*  in the over-the-counter market;

*  on any exchange on which the shares may hereafter be listed;

*  in negotiated transactions other than on such exchanges;

*  by pledge to secure debts and other obligations;



PAGE -7-



*  in  connection with the writing of non-traded and exchange-
   traded   call  options,  in  hedge  transactions,  in  covering
   previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

*  in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

The  selling  stockholders may use broker/dealers to  sell  their
shares.   The  broker/dealers will either  receive  discounts  or
commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders. Under the rules and regulations of the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to SGCH's common stock for a period of two business days prior to the commencement of such distribution.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The Shares offered hereby are being registered by SGCH, and SGCH has paid the expenses of the preparation of this Prospectus. SGCH has not made any underwriting arrangements with respect to the sale of shares offered hereby.

SGCH has engaged the services of NevWest Securities Corporation, a registered broker/dealer for purposes of assisting SGCH, its legal counsel, and independent auditing firm in (a) compiling the documentation requisite to the preparation of reporting documents; (b) preparing this prospectus/registration statement;
(c) compiling supplemental documentation as required by applicable state or federal securities rules and regulations; and
(d) preparing comment letter responses and amended filings. The combined total actual and anticipated compensation to NevWest Securities Corporation for such services rendered is $2,600.00.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of SGCH has been convicted in a criminal proceeding, exclusive of traffic violations.



PAGE -8-



No director, officer, significant employee, or consultant of SGCH has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of SGCH has been convicted of violating a federal or state securities or commodities law.

Item  10.  Directors, Executive Officers, Promoters  and  Control
Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of SGCH's directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The  following table sets forth certain information regarding the executive  officer and director of SGCH as of the  date  of  this
Prospectus:
_________________________________________________________________
    NAME      AGE                     POSITION

Christos E.    61        President & Chief Executive Officer
Loukas
_________________________________________________________________

Christos E. Loukas has held his office/position since inception, and is expected to hold his office/position until the next annual meeting of SGCH's stockholders.

Christos E. Loukas, President & Chief Executive Officer, brought his Greek heritage to the United States when he moved there in 1969. In the same year, Mr. Loukas purchased the Bay Street Diner & Bar named "St. George Clipper" located in Staten Island, New York. After 25 years of running St. George Clipper, Mr. Loukas sold the restaurant in 1994. Mr. Loukas currently resides in Fountain Hills, Arizona where he manages the bar at a local establishment.

Item  11.  Security  Ownership of Certain Beneficial  Owners  and
Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of SGCH's Common Stock by all persons known by SGCH to be beneficial owners of more than 5% of any such outstanding classes, and by each director, executive officer, and significant employee and by all officers, directors, and significant employees as a group. Unless otherwise specified, the named beneficial owner has, to SGCH's knowledge, either sole or majority voting and investment power.

                          COMMON STOCK
_________________________________________________________________
 Name and Address of Beneficial   Number of Shares    % of Class
             Owner

Christos E. Loukas                   2,000,000            74%
c/o SGC Holdings, Inc., 15911
East Sunburst Drive, Fountain
Hills, Arizona 85268

All Executive Officers and           2,000,000            74%
Directors as a Group
_________________________________________________________________



PAGE -9-




Item 12. Description of Securities.

SGCH, a Nevada corporation, is authorized to issue 25,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of SGCH; (ii) are entitled to share ratably in all assets of SGCH available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of SGCH; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of Common Stock, on all matters which stockholders may vote on at all meetings of Shareholders; and (v) the holders of Common Stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of
directors.   As  of  the  date  of  this  Prospectus,  there  are
2,720,000 shares of Common Stock outstanding held by approximately thirty-seven (37) shareholders of record.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

Indemnification of Directors and Officers

SGCH's   Articles  of  Incorporation,  its  Bylaws,  and  certain
statutes provide for the indemnification of a present or former director or officer. See Item 24 "Indemnification of Directors and Officers."

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

SGCH was organized by the filing of articles of incorporation with the Secretary of State of the State of Nevada on December 5, 2001. SGCH plans to (1) open a concept restaurant under the name "St. George Clipper" and (2) expand the "St. George Clipper" concept into a restaurant chain. Christos E. Loukas, SGCH's founder and President, previously owned and operated a diner named "St. George Clipper" in Staten Island, New York. The original St. George Clipper, which Mr. Loukas sold in 1994 after 25 years of owning and operating it, now serves as the prototype for SGCH's restaurant concept.



PAGE -10-




Item 16. Description of Business.

A.   Business Development and Summary

Headquartered in Fountain Hills, Arizona, SGCH was  organized  by the filing of articles of incorporation with the Secretary of State of the State of Nevada on December 5, 2001. SGCH plans to
(1) open a concept restaurant under the name "St. George Clipper" and (2) expand the "St. George Clipper" concept into a restaurant chain. Christos E. Loukas, SGCH's founder and President, previously owned and operated a diner named "St. George Clipper" in Staten Island, New York. The original St. George Clipper, which Mr. Loukas sold in 1994 after 25 years of owning and operating it, now serves as the prototype for SGCH's restaurant concept.

B.Business of Issuer

(1)  Principal Services and Principal Markets

Principal Services

SGCH plans to provide a unique combination of excellent food at value prices with a fun and entertaining atmosphere. In a highly competitive casual-dining market, SGCH plans to differentiate its restaurants by offering a diverse menu including Italian, Greek, Mexican, and American dishes. Menu items will include Western beef baby-back ribs, chicken, seafood, appetizers, salads, sandwiches, burgers, eggs and omelets, pancakes, French toast, a menu for children age 12 and under, and specialty drinks. SGCH's primary goal is to serve nothing but the highest quality food at low prices in a clean, fun environment.

The following is a list of features that, in SGCH's view, will distinguish its concept from other casual dining restaurants:
* 1/3  lb. Clipper Specialty Beefburger lunch.  This  special treat will greet weekday lunch guests from 11:00 a.m. till 2:30
  p.m.   The  Clipper Specialty Beefburgers will be ground  fresh
  daily and seasoned with a custom blend of spices designed to enhance the taste. To complement the sandwiches, SGCH will have a "sandwich fixings" bar with sliced tomatoes, onions, chopped lettuce, pickles, relish, and other sandwich condiments.
* Breakfast. Depending upon location, SGCH will serve a full breakfast, including fresh fruits in-season, cold juices, hot breakfast items, and cook-to order omelets from a display grill.
* Guided Tours. SGCH will offer every new guest a guided tour explaining the restaurant's concept. SGCH believes that by doing this it can exceed the guest's perception of service.
* Dinner All Day on Saturdays and Sundays.  SGCH will feature the dinner menu all day on Saturday and Sunday. Since both days are busy all day long, SGCH restaurants will not shut down at midday.
* Reduced Dinner Pricing. On Monday through Thursday the dinner price will be slightly lower than on Friday through Sunday. On weekends, SGCH will more expensive items to the menu, including fried shrimp and steaks.
* Competitive Lunch Pricing.  SGCH plans to keep lunch prices
  as  low as possible to compete with fast-food restaurants.   At
  lunch, SGCH will offer its customers "packaged" menu items, including a traditional sandwich with fries and a drink, but also with a salad, a dessert and a selection of hot food items.

Planned Facilities

SGCH restaurants will range in size from 7,000-10,000 square feet and will seat from 300 to 400 guests each. SGCH will equip the restaurants with state-of-the-art sound systems connected to old-



PAGE -11-



fashioned jukeboxes, which the customers will be able to use  for
free  to select their favorite country and western songs.   Every
restaurant will be built to SGCH's prototype specifications.

SGCH will base the site and building selection on the following criteria:
*    Minimum community size of 40,000 people within five miles.
*    High visibility.
* Easy access to parking lot with a minimum of 120 parking spaces.
*    Mid- to low-cost land not to exceed a total of $600,000.
*    Heavy blue-collar worker makeup in the community.
*    No overabundance of competition in the trade area.

SGCH considers the restaurant site selection process critical to its long-term success and plans to devote significant efforts to the investigation of new locations utilizing a variety of techniques. The site selection process will include the evaluation of trade area demographics, such as target population density and household income levels; physical site characteristics such as visibility, accessibility and traffic volume; relative proximity to activity centers such as shopping centers, hotel and motel complexes and office buildings; and supply and demand trends, such as proposed infrastructure improvements, new developments, and potential competition.

(2)  Distribution Methods of the Products or Services

Marketing and Advertising

SGCH believes that the best form of advertising is "word-of-mouth." SGCH anticipates that, by serving high quality food at competitive prices in a clean, friendly, and entertaining environment, SGCH restaurants will be the talk of the town. In addition to word-of-mouth advertising, SGCH plans to employ a combination of local media and local store marketing programs at each location. In particular, SGCH will rely on the following (in order of decreasing feasibility):

1.   Visual Media, including
* grand opening advertising blitz involving banner and road-sign advertising on site;
* direct mail flyers (SGCH envisions a stand-alone folded piece measuring 6" by 7.5" in size, produced in full color on heavy-weight paper) containing pictures of the interior of the
  restaurant,   prices,   hours   of   operation,   theme   night
  announcements, and a locator map;
* table toppers explaining the concept, announcing theme nights, advertising gift certificates, announcing job openings, and possibly mentioning franchise opportunities;
* brochures  and  handouts  listing  special  features   and
  advertising service options for large parties, banquets, or buses;
* wall posters; and
* outdoor marquee message changed weekly.

2.   Promotional Events, including
*    in-store tours offered to every new customer;
*    VIP  parties including a VIP lunch and a VIP dinner,  which will serve as a way to introduce SGCH to the community just ahead of the grand opening at each location (SGCH will run the lunch on
     a  Monday followed by the dinner on a Tuesday, with the   Grand
     Opening on a Wednesday);
*    yearly birthday parties for loyal customers;
*    customer raffles for western apparel or SGCH artifacts; and



PAGE -12-



*    line  dance contest with nominal prizes such as St.  George
     Clipper t-shirts.

3.   Local Mass Media, including
* radio campaigns, which may include (a) short and catchy radio ads; (b) live remotes on restaurant parking lots; (c) sponsored radio call-in contests with free meal coupons as the prize; (d) live "on the air" presentations of food products to disk jockeys;
* newspaper campaigns; and
* local cable TV.

Community Support

In order to enhance local awareness and promote a positive community image of SGCH, SGCH will run periodic Local Store Marketing (LSM) community campaigns. These low-budget campaigns will provide community support and awareness of its facilities. SGCH plans to run approximately two or three LSM campaigns per marketing quarter. Examples of possible LSM campaigns include a charity car wash (free car wash while you dine) and a school program (perfect attendance or honor roll students would receive a free meal).

SGCH will also consider running its VIP parties as local charity events. SGCH may choose a local charity to be the beneficiary of the VIP parties, at which the guests will eat for a small contribution to the hosting charity.

Pricing Strategy

SGCH plans to offer a moderately priced menu. While SGCH is not striving to be the lowest priced restaurant around, SGCH is aiming to be the value leader. Presently, SGCH has no plans for coupon/discounting wars nor the birthday or frequent buyer clubs.

(3)  Status of any announced new product or service

None.

(4)  Competitive business conditions

SGCH plans to enter the casual dining market. The restaurant business in general and the casual dining segment in particular are highly competitive with respect to price, service, restaurant location and food quality, and are often affected by changes in consumer tastes, economic conditions, population and traffic patterns. SGCH will compete within each market with locally owned restaurants as well as national and regional restaurant chains. Examples of major competitors include such national restaurant chain operators as Applebee's, Darden Restaurants, and Brinker International.

SGCH plans to capture and retain its target customer groups by offering an attractive value/price relationship.

(5)  Sources and availability of raw materials

The ability of SGCH to ensure a consistent supply of high-quality food and supplies at competitive prices to its restaurants will depend upon procurement from reliable sources. Given a large number of competitive suppliers for the industry, SGCH does not expect that it will disproportionately depend on one or a group of suppliers. SGCH believes that most food products are available, or can be made available upon short notice, from a variety of qualified suppliers. Because of the relatively rapid turnover of perishable food products, inventories in the restaurants have a modest aggregate dollar value in relation to revenues.



PAGE -13-




SGCH does not anticipate a significant overall impact from inflation. As operating expenses increase, SGCH plans, to the extent permitted by competition, to recover increased costs by increasing menu prices, by reviewing, then implementing, alternative products or processes, or by implementing other cost-reduction procedures. There can be no assurance, however, that SGCH will be able to recover increases in operating expenses due to inflation in this manner.

SGCH's profitability is dependent in part on its ability to anticipate and react to changes in food costs. SGCH plans to develop a purchasing program for its restaurants that would provide a mechanism for containing food costs. However, various factors beyond SGCH's control, including adverse weather conditions and governmental regulation, may affect SGCH's food costs. There can be no assurance that SGCH will be able to anticipate and react to changing food costs through its purchasing practices and menu price adjustments in the future.

(6)   Customers

With more money in their pockets than time on their hands, a growing number of working adults today are dining at their favorite casual restaurants. For most clients, eating out at family/casual dining restaurants is primarily a matter of convenience: fewer and fewer households have the time to cook at home. That phenomenon makes it critical for restaurants to offer a wide range of menu options. In fact, menu choices, along with management and cleanliness/hygiene, are among the most viral issues in this category, meaning they are the issues most likely to be discussed among consumers.

SGCH intends to capitalize on the perceived demand for casual restaurants with a widely diversified menu. SGCH plans to be the first mover in the in the "Italian, Greek, Mexican and American" concept with the goal of eventually becoming a national player.

SGCH has defined its target market segments by the following factors:

* Demographics.   SGCH will cater mostly to baby-boomers  and
  young married couples with children. SGCH will appeal to young families with new babies or mature families with children under the driving age. Most of the target family units will have two wage earners.

* Income. SGCH will appeal to individuals at the high end of the low-income bracket and to all in the middle-income bracket.

* Occupation.   SGCH will target the blue-collar  worker  and
  young professionals with a family.

(7)  Intellectual Property

SGCH enters a highly competitive market with low barriers to entry. To a large extent the success of SGCH will depend on the Company's ability to build a strong brand based on the "St. George Clipper" name. Presently, the "St. George Clipper" name is not protected by a trademark or a similar legal right.

(8)  Need for Government Approval

Not applicable.




PAGE -14-




(9)  Effect of existing or probable government regulations

Each of SGCH's restaurants will be subject to licensing and regulation by alcoholic beverage control, health, environmental, labor relations, sanitation, building, zoning, safety, fire and other agencies in the state and/or municipality in which the restaurant is located. Although SGCH does not anticipate to encounter any difficulties or failures in obtaining the required licenses or approvals that could delay or prevent the opening of a new restaurant, there can be no assurance that SGCH will not experience material difficulties or failures that could delay the opening of restaurants in the future.

(10) Expenditures on Research and Development

None.

(11) Environmental Issues

Not applicable.

(12) Employees

SGCH presently has no employees. The management may add five to thirty-five employees over the next twelve (12) months period.

C.Reports to Security Holders

(1)  After this offering, SGCH will furnish its shareholders with
  annual   financial  reports  certified  by  SGCH'   independent
  accountants, and may, in SGCH' discretion, furnish unaudited quarterly financial reports.

(2) After this offering, SGCH will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

(3) The public may read and copy any materials SGCH files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site (http://www.sec.gov).

Item 17. Management's Discussion and Plan of Operation.

This  section must be read in conjunction with Audited  Financial
Statements included in this Prospectus.

A.Management's Discussion

SGCH was incorporated in the State of Nevada on December 5, 2001.
To date, SGCH has:
*    Secured initial capitalization through equity offerings, and
*    developed a business plan.

In the initial approximately nine-month operating period from December 5, 2001 (inception) to August 31, 2002, SGCH generated no revenues and incurred $2,114 in total general and administrative expenses. The resulting cumulative net loss for



PAGE-15-



the  period from December 5, 2001 (inception) to August 31,  2002 was $2,114, or $0.00 per share. That loss is attributable primarily to the costs of start-up operations.

SGCH financed its initial operations by issuing common stock in exchange for cash and services.

B.Plan of Operation

SGCH's start-up plan includes feasibility and demographic studies aimed at selecting the location for the new St. George Clipper restaurant. Depending on the results of such studies, SGCH plans to develop specific kitchen/architectural plans and take steps towards opening the new St. George Clipper. Such steps may include the purchase of suitable land and/or purchase or lease of an existing structure. In order to finance these steps, SGCH may seek additional financing.

SGCH's long-term objective is to expand its St. George Clipper restaurant concept by opening Company-operated units in strategically desirable markets. SGCH intends to concentrate on the development of certain identified markets to achieve penetration levels deemed desirable by SGCH, thereby improving the SGCH's competitive position, marketing potential, and profitability.

In  the  next six (6) to twelve (12) months, SGCH will  focus  on completing feasibility and demographic studies and preparing  the
development  plans  for  its  concept.   Therefore,  SGCH  cannot
guarantee that it will generate revenues in the near term.

As of August 31, 2002, SGCH's assets consisted of $35,886 in cash. As of August 31, 2002, SGCH had no liabilities. Consequently, SGCH could classify all of $35,886 as working capital. SGCH believes that its current working capital will be sufficient to continue as a going concern for the next twelve months.

Item 18. Description of Property.

SGCH does not lease or rent any property. Mr. Loukas, president, provides office space and services at 15911 East Sunburst Drive, Fountain Hills, Arizona, 85268, without charge.

Item 19. Certain Relationships and Related Transactions.

In December 2001, SGCH issued 500,000 shares of its $0.001 par value common stock as founders' shares to Christos E. Loukas, an officer and director of SGCH, for total cash in the amount of $500.

In December 2001, SGCH issued 1,500,000 shares of its $0.001 par value common stock as founders' shares to Christos E. Loukas, an officer and director of SGCH, in exchange for services valued at $1,500.

SGCH does not lease or rent any property. Office services are provided without charge by an officer and director of SGCH.

In August 2002, SGCH issued 60,000 shares of its $0.001 par value common stock to three children of the president of SGCH for total cash of $3,000 in a private placement.

SGCH does not lease or rent any property. Mr. Loukas, president, provides office space and services at 15911 East Sunburst Drive, Fountain Hills, Arizona, 85268, without charge.



PAGE -16-



Item  20.  Market  for  Common  Equity  and  Related  Stockholder
Matters.

Market Information

As of the date of this Prospectus, there is no public market in SGCH's Common Stock. This Prospectus is a step toward creating a public market for SGCH's stock, which may enhance the liquidity of SGCH's shares. However, there can be no assurance that a meaningful trading market will develop. SGCH makes no representation about the value of its Common Stock.

As of the date of this Prospectus,
* there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of SGCH;
* there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that SGCH agreed to register for sale; in the future, the approximately 2,000,000 shares of Common Stock not registered in this offering will be eligible for sale pursuant to Rule 144 under the Securities Act; and
* there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As  of  the  date  of  this  prospectus, SGCH  has  approximately
2,720,000  shares  of $0.001 par value common  stock  issued  and outstanding held by approximately 37 shareholders of record. SGCH's Transfer Agent is Executive Registrar & Transfer Agency, 3118 W. Thomas Road, Suite 707, Phoenix, AZ 85017, phone (602) 415-1273.

Dividends

SGCH has never declared or paid any cash dividends on its common stock. For the foreseeable future, SGCH intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including SGCH's financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

The following table sets forth all cash compensation paid by SGCH to its officers, directors, and significant employees:
_________________________________________________________________
                                           TOTAL COMPENSATION
                                         since inception through
                                             August 31, 2002

    NAME       POSITION WITH COMPANY        CASH        STOCK

Christos E.    President & Chief             $0         $1,500
Loukas         Executive Officer,                    (1,500,000
               Director                                 shares of
                                                     common stock
                                                     at par value)
__________________________________________________________________



PAGE -17-



Employment Agreements

SGCH  does  not have employment agreements with its  President  &
Chief Executive Officer.




























PAGE -18-




Item 22. Financial Statements.






                       SGC Holdings, Inc.
                  (A Development Stage Company)

                         Balance Sheets
                              as of
                         August 31, 2002
                               and
                        December 31, 2001

                               and

                    Statements of Operations,
              Changes in Stockholders' Equity, and
                           Cash Flows
                      for the periods ended
             August 31, 2002 and December 31, 2001,
                               and
                        for the period of
              December 5, 2001 (Date of Inception)
                             through
                         August 31, 2002















PAGE -19-



                        TABLE OF CONTENTS

                                    PAGE

Independent Auditor's Report         1

Balance Sheets                       2

Statements of Operations             3

Statements of Changes in             4
Stockholders' Equity

Statements of Cash Flows             5

Footnotes                            6















PAGE -20-



Beckstead and Watts, LLP
Certified Public Accountants
                                                   3340 Wynn Road
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITOR'S REPORT

Board of Directors
SGC Holdings, Inc.

We have audited the Balance Sheets of SGC Holdings, Inc. (the "Company") (A Development Stage Company), as of August 31, 2002, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period then ended and for the period December 5, 2001 (Date of Inception) to August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SGC Holdings, Inc. (A Development Stage Company) as of August 31, 2002, and the results of its operations and cash flows for the periods then ended and for the period December 5, 2001 (Date of Inception) to August 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

September 13, 2002



PAGE -21-F1




                       SGC Holdings, Inc.
                  (a Development Stage Company)
                         Balance Sheets

                                             August 31,     December 31,

                                                  2002          2001
Assets                                    ----------------  ----------------


Current assets:
 Cash and equivalents                       $     35,886     $    218
                                          ----------------  ----------------
   Total current assets
                                                  35,886          218
                                          ----------------  ----------------
                                            $     35,886     $    218
                                          ================  ================

Liabilities and Stockholders' Equity

Current liabilities:                        $           -    $      -
                                          ----------------  ----------------

Stockholders' equity:
 Common stock, $0.001 par value,
   25,000,000 shares authorized,
   2,720,000 and 2,000,000
   shares issued and
   outstanding as of 8/31/02 and
   12/31/01, respectively                           2,720       2,000
 Additional paid-in capital
                                                   35,280           -
 (Deficit) accumulated during
 development stage                                 (2,114)     (1,782)
                                          ----------------  ----------------
                                                   35,886         218
                                          ----------------  ----------------
                                            $      35,886    $    218
                                          ================  ================



 The accompanying notes are an integral part of these financial statements.




 PAGE -22-F2





                       SGC Holdings, Inc.
                  (a Development Stage Company)
                    Statements of Operations

                                      For the     December 5, December 5,
                                                     2001         2001
                                    eight months  (Inception) (Inception)
                                       ended          to           to
                                     August 31,  December 31,  August 31,
                                        2002         2001         2002
                                    ----------------------------------------

Revenue                               $        -   $        -    $      -
                                    ----------------------------------------

Expenses:
 General & administrative expenses
                                             332          282         614
 General & administrative expenses
 - related party                               -        1,500       1,500
   Total expenses                   ----------------------------------------
                                             332        1,782       2,114
                                    ----------------------------------------
Net (loss)                            $     (332)  $   (1,782)    $(2,114)
                                    ========================================

Weighted average number of
 common shares outstanding - basic
 and fully diluted                     2,002,963    2,000,000
                                    ==============================
Net (loss) per share - basic and      $    (0.00)  $    (0.00)
fully diluted                       ==============================



 The accompanying notes are an integral part of these financial statements.




 PAGE -23-F3




                       SGC Holdings, Inc.
                  (a Development Stage Company)
          Statements of Changes in Stockholders' Equity


                                                       (Deficit)
                                                       Accumula
                                                         ted
                            Common Stock   Additional   During     Total
                          ----------------   Paid-in   Developm  Stockhold
                                                         ent       ers'
                          Shares    Amount   Capital    Stage     Equity
                       ----------  --------  --------  --------  -----------
December 2001
 Founder shares
 issued for cash         500,000    $  500    $   -    $   -     $   500


December 2001
 Founder shares
 issued for
 services              1,500,000     1,500        -                1,500


Net (loss)
 December 5, 2001
 (inception) to
 December 31, 2001
                                                       (1,782)    (1,782)
                       ----------  --------  --------  --------  -----------

Balance, December
  31, 2001             2,000,000     2,000         -   (1,782)       218


August 2002
 506 offering
 issued for cash
                         720,000       720    35,280              36,000

Net (loss)
 For the period
 ended
 August 31, 2002
                                                         (332)      (332)
                       ----------  --------  --------  --------  -----------
Balance, August        2,720,000   $ 2,720  $ 35,280 $ (2,114)  $ 35,886
  31, 2002             ----------  --------  --------  --------  -----------



 The accompanying notes are an integral part of these financial statements.





 PAGE -24-F4




                       SGC Holdings, Inc.
                  (a Development Stage Company)
                    Statements of Cash Flows

                             For the       December 5,   December 5,
                                              2001           2001
                          eight months     (Inception)   (Inception)
                              ended            to             to
                           August 31,     December 31,    August 31,
                              2002            2001           2002
Cash flows from operating ------------  --------------  --------------
 activities
Net (loss)                 $   (332)       $ (1,782)      $ (2,114)

 Shares issued for
 services                         -           1,500          1,500
Net cash (used) by        ------------  --------------  --------------
 operating activities          (332)           (282)          (614)
                          ------------  --------------  --------------

Cash flows from investing
 activities                       -               -              -
                          ------------  --------------  --------------
Cash flows from financing
 activities

 Issuances of common
 stock                       36,000             500         36,500
                          ------------  --------------  --------------
Net cash provided by
 financing activities        36,000             500         36,500
                          ------------  --------------  --------------
Net increase in cash         35,668             218         35,886
                          ------------  --------------  --------------
Cash - beginning                218               -              -
                          ------------  --------------  --------------
Cash - ending              $ 35,886        $    218       $ 35,886
                          ============  ==============  ==============

Supplemental disclosures:
 Interest paid             $      -        $      -       $      -
                          ============  ==============  ==============
 Income taxes paid         $      -        $      -       $      -
                          ============  ==============  ==============

Non-cash transactions:

 Shares issued for         $      -        $   1,500      $  1,500
  services provided       ============  ==============  ==============

 Number of shares issued
  for services                    -        1,500,000     1,500,000
                          ============  ==============  ==============


 The accompanying notes are an integral part of these financial statements.




 PAGE -25-F5



                       SGC Holdings, Inc.
                  (a Development Stage Company)
                              Notes

Note 1 - History and organization of the company

The Company was organized December 5, 2001 (Date of Inception) under the laws of the State of Nevada, as SGC Holdings, Inc. The
Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents include cash on hand. There were cash equivalents in the amount of $1,000 and $0 as of August 31, 2002 and December 31, 2001.

Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at August 31, 2002 or December 31, 2001.

Revenue recognition
The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2002 or 2001.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of August 31, 2002 or December 31, 2001.

Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



PAGE -26-F6



Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2002 or December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.

Recent pronouncements
In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 142 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.



PAGE -27-F7



Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Year end
The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $1,831 for the period from December 5, 2001 (inception) to August 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                 U.S federal statutory rate      (34.0%)

                 Valuation reserve                34.0%
                                             ----------------
                 Total                               -%
                                             ================

As of December 31, 2001, the Company has a net operating loss carry forward of approximately $1,782 respectively, for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2021.

Note 5 - Stockholder's equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock.

In December 2001, the Company issued 500,000 shares of its $0.001 par value common stock as founders' shares to an officer and director in exchange for total cash in the amount of $500.

In December 2001, the Company issued 1,500,000 shares of its $0.001 par value common stock as founders' shares to an officer and director for total services rendered in the amount of $1,500.



PAGE -28-F8



In  August 2002, the Company issued 720,000 shares of its  $0.001 par value common stock for total cash of $36,000 in a private placement pursuant to Regulation D, Rule 506, of the Securities
Act of 1933, as amended.

There have been no other issuances of common stock.

Note 6 - Related party transactions

In December 2001, the Company issued 500,000 shares of its $0.001 par value common stock as founders' shares to an officer and director in exchange for total cash in the amount of $500.

In December 2001, the Company issued 1,500,000 shares of its $0.001 par value common stock as founders' shares to an officer and director for total services rendered in the amount of $1,500.

In August 2002, the Company issued 60,000 shares of its $0.001 par value common stock to three children of the president of the Company for total cash of $3,000 in a private placement pursuant to Regulation D, Rule 506, of the Securities Act of 1933, as amended.

The  Company  does not lease or rent any property.  Office  space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Warrants and options

As of August 31, 2002 or December 31, 2001, there were no warrants or options outstanding to acquire any additional shares of common stock.



PAGE -29-F9




Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

None.



























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              Dealer Prospectus Delivery Obligation
Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.






















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         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

SGCH's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. SGCH indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at SGCH's request as one of its officers or directors. SGCH may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of SGCH's directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, SGCH's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. SGCH has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees, and related charges in connection with the offer and sale of the Shares. All amounts are estimated except the SEC Registration Fee.
____________________________________________
SEC Registration Fee                     $4
EDGAR Conversion Fees                $1,500
Blue Sky Qualification Fees            $250
and Expenses
Accounting Fees and Expenses         $1,000
Legal Fees and Expenses              $5,000
Printing and Engraving                 $200
Miscellaneous                        $1,000
Total                             $8,954.00
-------------------------------------------




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Item 26. Recent Sales of Unregistered Securities.

The articles of SGCH authorized the issuance of twenty-five million (25,000,000) shares of common stock with par value of $0.001 per share ("Common Stock") and no shares of Preferred
Stock. As of the date of this Prospectus, SGCH has 2,720,000 shares of its Common Stock issued and outstanding held by approximately 37 shareholder of record.

In December 2001, SGCH issued 1,500,000 shares of its Common Stock as founders' shares to Christos E. Loukas, an officer and director of SGCH, at par ($0.001 per share) for services valued at $1,500. Additionally, in December 2001 SGCH issued 500,000 shares of its Common Stock as founders' shares to Christos E. Loukas, an officer and director of SGCH, at par ($0.001 per share) for cash in the amount of $500. Mr. Loukas is a sophisticated investor who, at the time of the investment, as the founder of SGCH was in possession of all available material information about SGCH. The issuances of common stock by SGCH in December 2001 did not involve any public solicitation. On the basis of the above facts SGCH claims that the issuance of a total of 2,000,000 shares of its Common Stock in December 2001 was qualified for the exemption from registration contained in
Section 4(2) of the Securities Act of 1933.

In August 2002, SGCH completed an offering of Common Stock to a group of private investors. SGCH issued 720,000 shares of its $0.001 par value common stock for cash at $0.05 per share to thirty-six shareholders. That offering was conducted pursuant to an exemption from registration under Regulation D, Rule 506 of the Securities Act of 1933, as amended.

Item 27. Exhibits.

___________________________________________________________
Exhibit           Name and/or Identification of Exhibit
 Number

   3.    Articles of Incorporation & By-Laws
         (a) Articles of Incorporation of SGCH filed on December 5, 2001.
         (b)  Bylaws of SGCH adopted on November 27, 2001.

   5.    Opinion on Legality
         Attorney Opinion Letter.

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
         Exhibit 5 of this filing.
         b) Consent of Independent Auditor.
------------------------------------------------------------
Item 28. Undertakings.

In this Prospectus, SGCH is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, SGCH is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) which are to be offered or sold solely by or on behalf of a person or persons other than the registrant, (b) the






PAGE -33-



offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness, and (c) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, SGCH includes the following undertakings in this Prospectus:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Prospectus:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To  reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
       information   set  forth  in  the  Registration   Statement.
       Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



PAGE -34-



                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Fountain Hills State of Arizona on September 20, 2002.
_________________________________________________________________
                       SGC Holdings, Inc.
                          (Registrant)

      By: /s/ Christos E. Loukas, President & CEO, Director
-----------------------------------------------------------------

In  accordance  with the requirements of the  Securities  Act  of
1933,  this  Registration Statement was signed by  the  following persons in the capacities and on the dates stated:
_________________________________________________________________
     Signature               Title                  Date

  /s/ Christos E.       President & CEO,     September 20, 2002
       Loukas               Director
 Christos E. Loukas

  /s/ Christos E.     Principal Financial    September 20, 2002
       Loukas               Officer
 Christos E. Loukas

  /s/ Christos E.     Principal Accounting   September 20, 2002
       Loukas               Officer
 Christos E. Loukas
-----------------------------------------------------------------












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